As filed with the Securities and Exchange Commission on June 14, 2005.
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          --------------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          BUILDERS FIRSTSOURCE, INC.
          ------------------------------ ---------------------------
            (Exact name of registrant as specified in its charter)

                   Delaware                                  52-2084569
--------------------------------------------        ---------------------------
  (State of incorporation or organization)                (I.R.S. Employer
                                                         Identification No.)

     2001 Bryan Street, Suite 1600
             Dallas, Texas                                     75201
-------------------------------------------              -----------------------
  (Address of principal executive offices)                   (Zip Code)


If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective pursuant    Exchange Act and is effective pursuant
to General Instruction A.(c), please      to General Instruction A.(d), please
check the following box. [ ]              check the following box. [X]



Securities Act registration statement file number to which this form relates:
  333-122788
---------------
(If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:    None
                                                                     ----

      TITLES OF EACH CLASS                  NAME OF EXCHANGE ON WHICH
      TO BE SO REGISTERED                   EACH CLASS IS TO BE REGISTERED

     ------------------------             ------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                   common stock, par value $0.01 per share
   ------------------------------------------------------------------------
                           (TITLE OF CLASS )

Item 1. Description of Registrant's Securities to Be Registered.

              Information with respect to the common stock, par value $.01 per share, of the Registrant is incorporated herein by reference from the section captioned "Description of Capital Stock" in the Registrant's prospectus included in the Registration Statement on Form S-1 (Registration No. 333-122788), as amended (the "Registration Statement"), filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission"). The Registration Statement was originally filed with the Commission on February 14, 2005 and amended by Amendments No. 1 and No. 2 (filed on April 27, 2005), Amendment No. 3 (filed on May 26, 2005), and Amendment No. 4 (filed on June 6, 2005), and may hereafter be amended. Any form of prospectus that constitutes part of the Registration Statement and is filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.

Item 2. Exhibits.

     1. Form of Amended and Restated Certificate of Incorporation of Builders FirstSource, Inc. (incorporated by reference from Exhibit 3.1 to the Registration Statement on Form S-1, File No. 333-122788).

     2. Form of Amended and Restated Bylaws of Builders FirstSource, Inc. (incorporated by reference from Exhibit 3.2 to the Registration Statement on Form S-1, File No. 333-122788).

     3. Form of Second Amended and Restated Stockholders Agreement among JLL Building Products, LLC, Builders FirstSource, Inc., Floyd F. Sherman, Charles L. Horn, Kevin P. O'Meara, and Donald F. McAleenan (incorporated by reference from Exhibit 4.4 to the Registration Statement on Form S-1, File No. 333-122788).

     4. Stockholders Agreement, dated as of June 11, 1999, among Stonegate Resources Holdings, LLC, BSL Holdings, Inc., Holmes Lumber Company, and Lockwood Holmes (incorporated by reference from Exhibit 4.5 to the Registration Statement on Form S-1, File No. 333-122788).

     5. Stock Purchase Agreement, dated as of March 3, 2000, among Stonegate Resources Holdings, LLC, Builders FirstSource, Inc., and William A. Schwartz (incorporated by reference from Exhibit 4.6 to the Registration Statement on Form S-1, File No. 333-122788).

SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       BUILDERS FIRSTSOURCE, INC.


Dated: June 14, 2005                   By:  /s/  Donald F. McAleenan
                                            ------------------------------------
                                            Name:   Donald F. McAleenan
                                            Title:  Senior Vice President